EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, the undersigned officers of GBANK FINANCIAL HOLDINGS INC. (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 28, 2025	/s/ T. Ryan Sullivan
T. Ryan Sullivan
President and Chief Executive Officer
(Principal Executive Officer)
/s/ Jeffery Whicker
Jeffery Whicker
Chief Financial Officer and Treasurer
(Principal Financial Officer)